UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________
FORM 8-K
_______________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 23, 2013 (May 22, 2013)

_______________________________
ENDO HEALTH SOLUTIONS INC.
(Exact Name of Registrant as Specified in Its Charter)
_______________________________

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Atwater Drive, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (484) 216-0000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
(a)    On May 22, 2013, the Company held its Annual Meeting of Stockholders.
(b)    Stockholders voted on the matters set forth below.

1.
The proposal to elect ten directors, representing all of the members of the Board of Directors of the Company, to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified was approved based upon the following votes:

Nominee	Votes For Approval	Votes Against	Abstentions	Broker Non-Votes
Roger H. Kimmel	95,895,951	370,123	14,226	7,193,513
Rajiv De Silva	96,101,516	165,325	13,459	7,193,513
John J. Delucca	96,148,354	118,462	13,484	7,193,513
Nancy J. Hutson, Ph.D.	96,131,692	136,165	12,443	7,193,513
Michael Hyatt	95,899,474	365,283	15,543	7,193,513
William P. Montague	96,142,582	122,033	15,685	7,193,513
David B. Nash, M.D., M.B.A.	96,156,536	107,589	16,175	7,193,513
Joseph C. Scodari	96,157,454	109,394	13,452	7,193,513
Jill D. Smith	96,081,659	186,197	12,444	7,193,513
William F. Spengler	96,151,804	112,920	15,576	7,193,513

2.
The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 was approved based upon the following votes:

Votes for approval	102,033,363
Votes against	1,362,169
Abstentions	78,281

3.	The proposal to approve, by advisory vote, named executive officer compensation was approved based upon the following votes:

Votes for approval	87,484,051
Votes against	8,339,250
Abstentions	456,999
Broker non-votes	7,193,513

4.	Such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof:
None.
(c)    Not applicable.
(d)    Not applicable.

Item 9.01.    Financial Statements and Exhibits.
(a)    Financial Statements of Business Acquired.
Not applicable.
(b)    Pro Forma Financial Information.
Not applicable.
(c)    Shell Company Transactions.
Not applicable.
(d)    Exhibits.
None.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO HEALTH SOLUTIONS INC.
(Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary
Dated: May 23, 2013